Exhibit 99.1
Energy Vault Reports First Quarter 2023 Earnings Results

New project awards increased by ~ $1 billion (2.8 GWh), of which ~ $725 million (2 GWh) were gravity EVx systems
Recognized revenue of $11.4 million, in-line with expectations, and driven by construction progress of US-based BESS systems
GAAP gross margin of 21.2%, or $2.4 million, driven by the Company’s BESS project activity during the quarter
Reaffirm full-year 2023 financial guidance and project deliveries, including full-year revenue of $325 million to $425 million
On track for commissioning of first 100MWh commercial EVx, gravity-based energy storage system
First Quarter 2023 Financial Highlights
•Revenue of $11.4 million, in-line with expectations, and driven by continued construction progress on BESS system projects in the US.
•GAAP gross margin of 21.2%, or $2.4 million, driven by the Company’s BESS project activity during the quarter.
•Net loss of $(31.2) million.
•Adjusted EBITDA of $(19.0) million.
•Total cash and cash equivalents on the balance sheet of $197.0 million and zero debt as of March 31, 2023.
•Began execution on a new global relationship with Marsh, one of the world’s leading insurance brokers and risk advisors, to provide significant capital project surety and bonding capacity, inclusive Letters of Credit, on a fully non-collateralized cash basis allowing Energy Vault to convert remaining restricted cash balances from LOC’s to unrestricted cash.
•The Company reiterates full year 2023 financial guidance and continues to expect total revenue of $325 million to $425 million, gross margin of 10% to 15%, adjusted EBITDA of $(50) million to $(70) million.
Operating and Other Highlights
•Total near-term commercial funnel increased by over 40% or 11 GWh, quarter over quarter:
◦New project awards increased by 2.8 GWh or approximately $1 billion, a 78% increase from the prior quarter, of which, approximately $725 million relates to new gravity EVx systems
◦Submitted proposals and short-listed projects grew sequentially by 37% to approximately $12 billion and 35% to approximately $720 million, respectively
•Construction of the first 100 MWh Energy Vault EVx gravity energy storage solution continues to advance rapidly in Rudong, China with expected mechanical completion and start of commissioning on track by the end of Q2 2023.
•Construction progressed on the gravity EVx system in Snyder, Texas with our partner, Enel Green Power, with continued site equipment mobilization, piling activity and civil works for the foundation.
•Announced the largest and “first of its kind” micro-grid hybrid storage solution with PG&E, California’s largest public utility, using green hydrogen and Energy Vault’s Energy Management System (EMS) to deliver multi-day energy storage to power the City of Calistoga. It is the largest green hydrogen system announced in the US for energy storage and aims to be one of the largest ultra-long duration energy storage (LDES) systems operating in the world when it comes online, targeted for mid-2024.

•BESS projects of approximately 1 GWh announced in 2022 with Wellhead Electric, Jupiter Power and NV Energy continue to progress in line with customer commercial operation date (“COD”) expectations for turnover in the second half of 2023.
•Cash usage during the quarter was driven primarily by planned project execution, including capex for previously announced owned projects with long term PPA or tolling agreements, working capital timing requirements for US battery projects under construction, and strategic investment capital.
◦Customer capex projects reflect the planned ongoing construction of the gravity EVx system in Snyder, Texas with our partner, Enel Green Power, and the Pacific Gas & Electric’s hybrid green hydrogen micro-grid for multi-day extended duration storage supporting the city of Calistoga, California, which recently received CPUC approval.
◦Project working capital reflects planned quarterly spending for the approximately 1 GWh of previously announced BESS projects booked in 2022 in Texas, California and Nevada for customers Jupiter Power, Wellhead, and Nevada Energy, all with planned COD in the second half of 2023.
◦Strategic investment in Q1 reflects an investment into a US provider of battery cells and modules, maximizing our local US supply chain flexibility and ensuring continuity of domestic US content supply for Energy Vault’s US customers at preferred economics, further amplified by the current IRA legislation.
LUGANO, Switzerland & WESTLAKE VILLAGE, Calif., May 9, 2023 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the first quarter ended March 31, 2023.
Robert Piconi, Chairman and CEO of Energy Vault, stated, “Following robust quarterly revenues of over $100 million in the fourth quarter of 2022, we had a strong commercial start to the year with impressive near term funnel growth dynamics and project awards of ~$1 billion while continuing our customer focus in executing on ~1 GWh of US battery projects on track for COD in the second half of 2023. We continue to make strong progress on our diverse range of projects, including the first deployment of the Company’s EVx gravity energy storage system (GESS) in China. During my recent trip to Rudong and Beijing in April, I had the opportunity to visit the site and witness the progress being made. We expect mechanical completion in Q2 2023 as previously anticipated and commencement of commissioning activities immediately afterwards.
Mr. Piconi continued, “Looking ahead, we are laser focused on profitable and timely execution on our project portfolio to meet or exceed all customer requirements. I continue to be impressed with our team’s passion to serve our customers well. This is creating strong current customer references while also enabling additional project discussions to support our existing customer growth plans. This is underpinned by our technology-agnostic software platform and experienced team that can uniquely design solutions across short, long and ultra-long duration energy storage as the recent multi-day green hydrogen hybrid storage solution for PG&E demonstrates. Finally, we are optimistic about the magnitude of potential financial benefits from the Inflation Reduction Act (IRA) and the positive impact they can have to our existing forecast, in particular with our owned projects and what we have announced today with our investment into domestic US content battery supply chains. Overall, there are numerous tailwinds that reinforce my enthusiasm for our current position and our ability to drive long-term shareholder value.”

First Quarter 2023 and Recent Business Highlights:
•Energy Vault and PG&E receive CPUC approval for Calistoga microgrid project: The California Public Utilities Commission (CPUC) has approved the request from Pacific Gas and Electric Company (PG&E), a subsidiary of PG&E Corporation (NYSE: PCG), for Energy Vault to deploy and operate a utility-scale battery plus green hydrogen long-duration energy storage system (BH-ESS). We expect the hybrid system to be capable of powering approximately 2,000 electricity customers within PG&E’s Calistoga microgrid for up to 96 hours (700 MWh of carbon-free energy) during a planned outage. This long-duration energy storage system is the “first-of-its-kind” and integrates a short duration battery system (for grid forming and black start capabilities) with a long duration liquid hydrogen-powered fuel cell system. The system is managed and dispatched by Energy Vault’s technology-agnostic Energy Management Software (EMS) to optimize performance and safety while minimizing operational cost. Further, the project is supported by a 10.5-year tolling agreement.
•Executed a strategic investment in Kore Power, a US manufacturer of batteries cells and modules, to build supply continuity on a prioritized basis for domestic US content supply chains for Energy Vault’s US customers, supporting our short duration battery energy storage solutions on a preferred economic basis. In parallel with Energy Vault’s investment, we also executed a comprehensive battery supply agreement. This agreement will significantly benefit our domestic customers as envisioned with their IRA project eligibility. In Q4 2022, Energy Vault participated in the initial tranche as an undisclosed investor alongside Siemens Financial Services, Quanta Services, Honeywell Ventures and others. In Q1 2023 we made our second and final strategic investment.
•Expanded previously announced Jupiter Power partnership to supply domestic US content of electrochemical battery modules from 2.4 GWh to 10 GWh, further strengthening the relationship with Jupiter to ensure supply chain priority on a 2-5 year planning horizon of project development while maximizing the financial benefits from the current IRA legislation.
•On track for commercial deployment of all three of the battery energy storage systems (BESS) within customer stated COD dates: Our initial project with Wellhead Electric (275 MWh) is expected to be completed in Q3 2023. Subsequently, Jupiter Power (220 MWh) and NV Energy (440 MWh) projects are anticipated to be installed before the end of the year.
2023 Outlook:
Energy Vault is reiterating its previously announced 2023 financial outlook, including:
•Energy Vault expects total revenue to be in the range of $325 million to $425 million, which reflects growth of approximately 2x to 3x over 2022.
•Gross margin in the 10-15% range.
•Adjusted EBITDA for the full-year 2023 is expected to be in the range of $(50) million to $(70) million.
Conference Call Information
Energy Vault will host a conference call today, May 9, 2023 at 4:30 PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. To access the call, participants may dial 1-877-704-4453, international callers may use 1-201-389-0920, and request to join the Energy Vault earnings call. A telephonic replay will be available shortly after the conclusion of the call and until, May 23, 2023. Participants may access the replay at 1-844-512-2921; international callers may use 1-412-317-6671, and enter access code 13737559. The call will also be available for replay via webcast link on the Investors portion of the Energy Vault website at https://www.energyvault.com/.

About Energy Vault
Energy Vault® develops and deploys utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary gravity-based storage, battery storage, and green hydrogen energy storage technologies. Each storage solution is supported by the Company’s hardware technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short-and-long-duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Utilizing eco-friendly materials with the ability to integrate waste materials for beneficial reuse, Energy Vault’s EVx™ gravity-based energy storage technology is facilitating the shift to a circular economy while accelerating the global clean energy transition for its customers. Please visit www.energyvault.com for more information.
Non-GAAP measures
Energy Vault has provided a reconciliation of net loss to adjusted EBITDA, with net loss being the most directly comparable GAAP measure, for the historical periods in this press release. A reconciliation of projected non-GAAP measures for the full-year 2023 has not been provided because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “ anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the uncertainly of our bookings and backlogs equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 13, 2023, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	March 31, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$114,556	$203,037
Restricted cash	82,417	83,145
Accounts receivable, net	4,100	37,460
Contract assets, net	29,149	28,978
Inventory	4,899	4,378
Customer financing receivable, current portion, net	1,313	1,500
Advances to suppliers	95,341	24,327
Prepaid expenses and other current assets	6,779	7,242
Total current assets	338,554	390,067
Property and equipment, net	14,784	3,044
Operating lease right-of-use assets, net	1,266	1,442
Customer financing receivable, long-term portion, net	7,415	8,260
Other assets	20,442	13,900
Total Assets	$382,461	$416,713
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$8,427	$60,315
Accrued expenses	19,490	14,749
Contract liabilities, current portion	86,027	49,434
Lease liabilities, current portion	825	825
Total current liabilities	114,769	125,323
Deferred pension obligation	734	890
Asset retirement obligation	444	560
Contract liabilities, long-term portion	1,500	1,500
Other long-term liabilities	529	727
Total liabilities	117,976	129,000
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 141,392 shares issued and outstanding at March 31, 2023; 138,530 shares issued and outstanding at December 31, 2022	14	14
Additional paid-in capital	445,870	435,852
Accumulated deficit	(180,796)	(147,265)
Accumulated other comprehensive loss	(603)	(888)
Total stockholders’ equity	264,485	287,713
Total Liabilities and Stockholders’ Equity	$382,461	$416,713

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$11,422	$42,884
Operating expenses:
Cost of revenue	9,003	—
Sales and marketing	4,574	2,580
Research and development	11,241	9,661
General and administrative	19,546	9,806
Loss from operations	(32,942)	20,837
Other income (expense):
Interest expense	(1)	(1)
Change in fair value of warrant liability	—	(20,237)
Transaction costs	—	(20,586)
Other income, net	1,776	36
Loss before income taxes	(31,167)	(19,951)
Provision for income taxes	—	128
Net loss	$(31,167)	$(20,079)

Net loss per share — basic and diluted	$(0.22)	$(0.25)
Weighted average shares outstanding — basic and diluted	139,669	80,806

Other comprehensive income (loss) — net of tax
Actuarial gain on pension	$164	$278
Foreign currency translation gain (loss)	121	(94)
Total other comprehensive income	285	184
Total comprehensive loss	$(30,882)	$(19,895)

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Cash Flows From Operating Activities
Net loss	$(31,167)	$(20,079)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	209	1,218
Non-cash interest income	(334)	(16)
Stock based compensation	13,716	9,202
Change in fair value of warrant liability	—	20,237
Change in pension obligation	—	7
Change in asset retirement obligation	(119)	19
Provision (benefit) for credit losses	(14)	—
Foreign exchange gains and losses	170	19
Change in operating assets	(35,504)	(32,550)
Change in operating liabilities	(17,729)	5,132
Net cash used in operating activities	(70,772)	(16,811)
Cash Flows From Investing Activities
Purchase of property and equipment	(11,635)	(83)
Purchase of equity securities	(6,000)	—
Net cash used in investing activities	(17,635)	(83)
Cash Flows From Financing Activities
Proceeds from exercise of stock options	35	25
Proceeds from reverse recapitalization and PIPE financing, net	—	235,940
Payment of transaction costs related to reverse recapitalization	—	(20,651)
Payment of taxes related to net settlement of equity awards	(800)	—
Payment of finance lease obligations	(10)	(10)
Net cash provided by financing activities	(775)	215,304
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(27)	(17)
Net increase in cash, cash equivalents, and restricted cash	(89,209)	198,393
Cash, cash equivalents, and restricted cash – beginning of the period	286,182	105,125
Cash, cash equivalents, and restricted cash – end of the period	196,973	303,518
Less: Restricted cash at end of period	82,417	—
Cash and cash equivalents - end of period	$114,556	$303,518

Supplemental Disclosures of Cash Flow Information:
Income taxes paid	—	1
Cash paid for interest	1	23
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Conversion of redeemable preferred stock into common stock in connection with the reverse recapitalization	—	182,034
Warrants assumed as part of reverse recapitalization	—	19,838
Actuarial gain on pension	164	278
Property, plant and equipment financed through accounts payable	4,021	137

Non-GAAP Financial Measure
We use adjusted EBITDA to complement our condensed consolidated statements of operations. Management believes that this non-GAAP financial measure complements our GAAP net loss and such measure is useful to investors. The presentation of this non-GAAP measure is not meant to be considered in isolation or as an alternative to net loss as an indicator of our performance.
The following table provides a reconciliation from net loss to non-GAAP adjusted EBITDA, with net loss being the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended March 31,
	2023	2022
Net loss (GAAP)	$(31,167)	$(20,079)
Non-GAAP Adjustments:
Interest income, net	(1,934)	(47)
Income tax expense	—	128
Depreciation and amortization	209	1,218
Stock-based compensation expense	13,716	9,202
Change in fair value of warrant liability	—	20,237
Transaction costs	—	20,586
Foreign exchange (gains) and losses	170	(11)
Adjusted EBITDA (non-GAAP)	$(19,006)	$31,234
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our condensed consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com